Exhibit 10.5

QUESTAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of (the “Effective Date”), between Questar Corporation, a Utah corporation (the “Company”), and (“Optionee”).

1.

Grant of Option. Subject to the terms of this Agreement and the Company’s Long-term Stock Incentive Plan (the “Plan”), the Company grants Optionee an option (“Option”) to purchase ______  shares of the Company’s common stock, no par value (“Common Stock”), at a price of $____ per share.  The grant is made and the Option is effective as of Effective Date.  The Option is a Nonqualified Stock Option.

2

Vesting; Exercisability.  Unless sooner vested in accordance with this Agreement, the Option shall vest in installments as indicated in the following schedule, provided Optionee remains continuously employed by the Company or its subsidiaries or affiliates from the Effective Date through such vesting dates (each referred to as the Vesting Date) indicated below:

Vesting Date	Number of Shares under the Option Vested on Each Date

Once vested, the Option shall be exercisable in whole or in part, as elected by Optionee from time to time, until the Option expires in accordance with Sections 4 or 5, below.  Installments not exercised after the applicable Vesting Date shall be cumulative, so that once an installment becomes vested, it shall continue to be vested.  Notwithstanding the terms of the preceding sentence, and the terms of the employment agreement between the Company and Optionee dated February 1, 2004 (the “Employment Agreement”), in no event shall any portion of the Option be exercisable, even if vested, prior to the date that is six months from the Effective Date (the “Six Month Anniversary Date”).

3.

Exercise of Option.

(a)

Procedure for Exercise.  If electing to exercise this Option as to all or a part of the shares covered by this Option, the Optionee shall give written notice to the Company of such election and of the number of shares he has elected to purchase, in such form as the Company’s Management Performance Committee (the “Committee”) shall have prescribed or approved, and shall, at the time of exercise, tender the full purchase price of the shares he has elected to purchase and make arrangements satisfactory to the Committee with respect to any withholding taxes required to be paid in connection with the exercise of the Option.  The Optionee may pay the purchase price using any of the following methods, or a combination thereof:

(i)

in cash,

(ii)

by certified check, cashier’s check, or wire transfer, or

(iii)

 with the approval of the Committee at or prior to exercise, by tendering to the Company shares of Common Stock owned by Optionee for more than six months (or such other period as the Committee determines is necessary to avoid adverse financial accounting treatment) having a Fair Market Value on the date of exercise equal to the value of the shares purchased under this Agreement.

(b)

Issuance of Shares.  Upon exercise of the Option, the Company shall transfer the purchased shares to Optionee electronically, or, if so requested by Optionee, by delivering a properly executed stock certificate for the shares in his name.

4.

Expiration of Option; Termination of Employment.  The Option shall expire at 11:59 P.M. on February 13, 2014 (the “Expiration Date”), or, if earlier, (i) upon a Change in Control of the Company pursuant to Section 5(b), or (ii) following termination of Optionee’s employment as provided in this Section 4.  Whether an authorized leave of absence for military or governmental service shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee.

(a)

Termination for Cause; Voluntary Resignation. If the Company terminates Optionee’s employment for Cause, or if the Optionee voluntarily resigns his employment (other than for Good Reason or upon an Approved Retirement, each as defined below), then Optionee shall be permitted to exercise the Option for 30 days following the date of termination, but not thereafter.  In any such case, the Option may be exercised only to the extent it was vested prior to Optionee’s termination of employment.  For purposes of this Agreement, Cause shall have the meaning given such term in the Employment Agreement.

(b)

Termination Without Cause or by Optionee for Good Reason.  If the Company terminates Optionee’s employment without Cause, or if the Optionee terminates employment for Good Reason, then any unvested portion of the Option shall vest in full regardless of whether the employment-related vesting condition in Section 2 has been satisfied, and Optionee shall be permitted to exercise the Option for 30 days following the date of termination, but not thereafter.  For purposes of this Agreement, Good Reason shall have the meaning given such term in the Employment Agreement.

(c)

Termination as a Result of Disability or Death. In the event Optionee’s employment is terminated because of his death or Disability prior to any Vesting Date, any unvested portion of the Option shall vest in full regardless of whether the employment-related vesting condition in Section 2 has been satisfied.  For a period of 12 months following the date of termination due to death or Disability, but not thereafter, any unexercised portion of the vested Option may be exercised by 1) the Optionee or his legal guardian in the event of Disability; or 2) Optionee’s designated beneficiary(ies) pursuant to Section 10 in the event of his death.  For purposes of this Agreement, Disability shall have the meaning given such term in the Employment Agreement.

(d)

Termination upon an Approved Retirement.  In the event Optionee terminates employment upon an Approved Retirement, then any unvested portion of the Option shall vest in full regardless of whether the employment-related vesting condition in Section 2 has been satisfied, and the Optionee shall be permitted to exercise the option for three years following the date of termination, but not thereafter.  Notwithstanding the foregoing, Optionee shall forfeit any unexercised portion of the Option if he accepts employment or provides consulting services to a direct competitor within one year of an Approved Retirement.  For purposes of this Agreement, an Approved Retirement shall mean the Optionee’s retirement on or after age 55 with 10 years of continuous service with the Company.

(e)

Termination Following a Change in Control.  In the event Optionee terminates employment for any reason within one year following a Change in Control of the Company, the Option, if still outstanding following the application of Section 5(b), below, shall have vested in full, and the Optionee shall be permitted to exercise the Option, for the longer of (i) one year following the date of termination, or (ii) the post-termination exercise period described in subsection (a), (b), (c), or (d), above that is otherwise applicable to the Optionee’s termination of employment.  For purposes of this Agreement, Change in Control of the Company shall have the meaning given such term in the Plan.

(f)

Death Following Termination of Employment. In the event Optionee dies after terminating employment but prior to the expiration of the applicable post-termination exercise period described in subsection (a), (b), (c), (d), or (e), above, then the Optionee’s beneficiary(ies) designated pursuant to Section 10 below shall be entitled to exercise the Option for the longer of (i) one year following the date of death, or (ii) the post-termination exercise period described in subsection (a), (b), (c), (d), or (e), above that was initially applicable to Optionee’s termination of employment.  In such case, the Option may be exercised only to the extent it is then vested.

(g)

Enforcement of Six-Month Exercise Rule; Extension of Post-Termination Exercise Period.  In accordance with Section 2, above, and notwithstanding anything to the contrary in this Section 4, in no event shall any portion of the Option be exercisable, even if vested, prior to the Six Month Anniversary Date.  In the event all or any portion of the Option is vested but would otherwise expire prior to the Six Month Anniversary Date under the provisions of subsection (a) or (b), above, the applicable post-termination Option exercise period shall automatically be extended to a date thirty days immediately following the Six Month Anniversary Date.

(f)

No Extension Beyond Expiration Date. Neither Optionee nor any person claiming under or through Optionee shall be permitted to exercise any portion of the Option after the Expiration Date.

5.

Change in Control of the Company.

(a)

Accelerated Vesting.  This Option shall become fully vested and exercisable upon approval by the Company’s Board of Directors of a transaction constituting a Change of Control of the Company, regardless of whether the employment-related vesting condition in Section 2 has been satisfied.

(b)

Accelerated Expiration; Assumption or Substitution.  This Option shall terminate and cease to be outstanding, if, pursuant to a Change in Control of the Company, there is a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, unless the successor corporation in the transaction assumes and continues this Option or substitutes a new option for this Option on terms comparable to this Option.

6.

Adjustments to Option. The number of shares of Common Stock covered by the Option and the price to be paid therefor shall be subject to adjustment as follows:

(a)

Merger, Stock Split, Stock Dividend, Etc.  In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock subject to this Option the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. The Option shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events.

(b)

Other Distributions and Changes in the Stock.  If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, and if the Committee, in its sole discretion, shall determine that such change equitably requires an adjustment in this Option, then such adjustment shall be made in accordance with such determination.

(c)

General Adjustment Rules.  All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Fractional shares resulting from any adjustment in this Option pursuant to this Section 6 may be settled as the Committee shall determine.  Notice of any adjustment shall be given to Optionee.

(d)

Reservation of Rights.  The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

7.

Tax Withholding Obligations.  The Company’s obligation to issue Common Stock pursuant to the exercise of this Option shall be subject to the requirement that the Optionee make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings.  The Optionee may elect to pay such withholdings to the Company in cash or to have such withholding deducted from his regular pay, or he may elect (a) to have the Company withhold from shares otherwise issuable to Optionee, shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Optionee; provided however, that the amount of stock so withheld shall not result in an accounting charge to the Company, or (b) to transfer to the Company a number of shares that were acquired by Optionee more than six months prior to the transfer to the Company (or such longer period as is requested by the Committee in order to avoid an accounting charge to the Company) and that have an aggregate Fair Market Value equal to the amount required to be withheld or such lesser or greater amount as may be elected by the Participant, up to Optionee’s marginal tax payment obligations associated with the Option exercise.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(i)

All elections must be made prior to the Tax Date.

(ii)

All elections shall be irrevocable.

(iii)

If the Optionee is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Optionee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

8.

Special Limitation.  If so provided under the terms of the Questar Corporation Employee Investment Plan (the “Investment Plan”), the Optionee will be prohibited from exercising the Option granted by this Agreement, in whole or in part, at any time that he is suspended from making 401(k) contributions to the Investment Plan as a result of receiving a hardship withdrawal from such plan.

9.

Transferability.

(a)

In General: No Lifetime Transfers.  Except as provided in subsection (b), below, the Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Optionee’s life only by him, or in the event of Disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Except as specifically provided herein, any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or any levy, attachment, or similar process upon the rights and privileges herein conferred, shall be null and void.

(b)

InterVivos Transfer to a Family Member.  The Optionee may transfer the Option, once it is vested, to a Family Member or to a trust of which Family Members are the only beneficiaries (an “Inter-Vivos Transferee”).  No transfer shall be effective unless the Optionee notifies the Company of the transfer in writing and furnishes a copy of the documents that effect the transfer to the Company.  The Inter-Vivos Transferee shall be subject to all of the terms of this Agreement, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised.  The Committee may require that the Optionee and the Inter-Vivos Transferee enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and such other terms and conditions as may be specified by the Committee.  Except to the extent provided otherwise in such agreement, the Inter-Vivos Transferee shall have all of the rights and obligations of the Optionee under this Agreement and the Plan; provided, however, that the Inter-Vivos Transferee shall not have any Common Stock withheld to pay withholding taxes unless the agreement referred to in the preceding sentence specifically provides otherwise.

10.

Beneficiaries.  Optionee may, from time to time, designate one or more beneficiaries who shall have the right to exercise any vested portion of the Option upon the Optionee’s death pursuant to the terms of this Agreement.  Optionee’s beneficiary designation shall be made in writing and shall be delivered to the Company.  If Optionee has not designated a beneficiary(ies), or such designated beneficiary(ies) are not living at the time of Optionee’s death, then the right to exercise any vested portion upon the Optionee’s death shall belong to any individual designated by the Optionee in his will or pursuant to the applicable laws of descent and distribution.  Company shall not be liable for any payment made pursuant to any written designation or for payment made to another individual prior to receiving a written designation or amended designation.

11.

No Rights as Stockholder Prior to Exercise. The Optionee or his transferee shall have no rights as a stockholder with respect to any shares covered by this Option until the date the shares are transferred electronically or the stock certificate is issued evidencing ownership of the shares. Except as otherwise provided in this Agreement, no adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date the shares are transferred electronically or the stock certificate is issued.

12.

Authority of Committee.  Under the Plan, the Committee is vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon the Optionee and any person claiming under or through the Optionee.

13.

No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Optionee any right to remain in the employ of the Company or any of its subsidiaries nor limit in any way the right of the Company to terminate his employment at any time, with or without Cause.

14.

Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.

Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Optionee, to his address now on file with the Company, or to such other address as either may designate in writing.  Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

16.

 Relationship to Plan.  This Agreement shall not alter the terms of the Plan.  If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

17.

Amendment.  Except as provided herein or in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

18.

Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

19.

Compliance with Securities Laws.  This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

20.

Governing Law.  This Agreement shall be construed in accordance with the laws of the state of Utah, without regard to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on this __ day of ________________, __________.

OPTIONEE

QUESTAR CORPORATION

____________________________

by_______________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)